Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS FIRST QUARTER 2020 RESULTS

Quarterly revenue of $4.2 billion, up 2.8% (3.5% in constant currency) over 2019

TEANECK, N.J., May 7, 2020 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2020 financial results.

Highlights - First Quarter 2020

•Revenue increased to $4.2 billion, up 2.8% (3.5% in constant currency1) from the year-ago quarter, including a negative 50 basis points impact from the exit of certain content services business.
•GAAP operating margin was 13.7% compared to 13.1% in the year-ago quarter.
•Adjusted Operating Margin1 was 15.1% compared to 16.0% the year-ago quarter.
•Net income was $367 million compared to $441 million in the year-ago quarter.
•Quarterly GAAP diluted EPS was $0.67 compared to $0.77 in the year-ago quarter.
•Quarterly Adjusted Diluted EPS1 was $0.96 compared to $0.91 in the year-ago quarter.

“We executed well in what was a challenging quarter, and posted our strongest quarterly signings since 2017,” said Brian Humphries, Chief Executive Officer. “Amid the pandemic’s unprecedented human and economic challenges, we remain focused on the health and safety of our associates whilst maintaining business continuity for our clients and supporting our communities. While we expect a challenging demand environment throughout 2020, we believe the pandemic is accelerating the secular trends of core modernization and cloud migration as companies shift to digital business models. These and other related IT trends play directly to Cognizant’s strategy. I am confident we will emerge from this crisis in a position of strength.”

First Quarter 2020 Performance by Business Segment

Financial Services (34.3% of revenues) revenue grew 1.0% year-over-year, or 1.8% in constant currency. Growth in banking was driven by the contribution of the previously announced partnership with three Finnish financial institutions to transform and operate a shared core banking platform and regional banks in North America. This was partially offset by continued softness with a few of our largest banking and insurance clients.

_______________
1 Constant currency revenue growth, Adjusted Operating Margin and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") are not measurements of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures” for more information and reconciliations to the most directly comparable GAAP financial measures at the end of this release.

Healthcare (28.3% of revenues) revenue grew 2.5% year-over-year, or 2.7% in constant currency. Segment revenue was driven by double-digit growth in life sciences, including the contribution of Zenith Technologies, which was acquired in July 2019. This was partially offset by a low-single digit decline in revenue within healthcare as results were negatively impacted primarily by the movement of work to a captive at a large North American client.

Products and Resources (22.6% of revenues) revenue grew 4.4% year-over-year, or 5.3% in constant currency, driven by growth across retail and consumer goods, manufacturing, logistics, energy and utilities. This was partially offset by softness in the travel and hospitality industries.

Communications, Media and Technology (14.8% of revenues) revenue grew 5.2% year-over-year, or 6.3% in constant currency, driven by broad-based growth across all the industries in this segment. Revenue growth in technology was negatively impacted by our previously announced decision to exit certain portions of our content services business.

“We entered 2020 with a strong balance sheet and further strengthened our financial flexibility in the first quarter,” said Karen McLoughlin, Chief Financial Officer. “Against an uncertain economic backdrop, we will continue with our 2020 Fit For Growth Plan to streamline the Company’s operating model and reduce costs to fund growth investments that align to our long-term growth strategy.”

COVID-19 Business Implications

During the first quarter, COVID-19-related disruptions reduced revenue in March, reflecting delays in project fulfillment as Cognizant rapidly enabled the shift to work-from-home capabilities across its delivery teams.

Entering the second quarter, the pandemic and resulting economic slowdown are dampening demand across industries, most significantly within the travel, hospitality, retail, automotive, energy, and media and entertainment. At the same time, the pivot to digital is accelerating as companies look to quickly modernize and increase their competitiveness, migrate more of their workloads to the cloud, and fundamentally rethink their core business processes.

Business Outlook

As communicated in our April 9th update, given the continued uncertainty around the duration of the COVID-19 pandemic and its impact on our ability to forecast performance, we are not providing guidance at this time.

Declaration of Quarterly Cash Dividend

The Company has declared a quarterly cash dividend of $0.22 per share on Cognizant Class A common stock for shareholders of record at the close of business on May 20, 2020. This dividend will be payable on May 29, 2020.

Update on Previously Reported Cyber-Security Incident

In late April, the Company announced a security incident involving its internal systems resulting from a Maze ransomware attack. The Company believes it has contained the attack and that the actor is no longer operating in the Company’s environment.

Since becoming aware of the attack, the Company has taken decisive actions to remediate the threat while keeping clients regularly informed. The Company believes these measures enabled it to continue its operations in a timely and secure manner. In addition, the Company has and will continue to take any necessary steps to protect the integrity of its systems.

The Company will provide an update regarding the business interruption and financial impact of the attack on its conference call to discuss first quarter 2020 results referenced below.

Conference Call
Cognizant will host a conference call on May 7, 2020, at 5:00 p.m. (Eastern) to discuss the Company’s first quarter 2020 results. To listen to the conference call, please dial (877) 810-9510 (domestically) or (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or (201) 612-7415 (internationally) and enter 13701787 from two hours after the end of the call until 11:59 p.m. (Eastern) on May 21, 2020. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 193 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, our expectations regarding the success of our actions to contain the ransomware attack and to protect the integrity of our systems and data, the impact of the ransomware attack on our clients, business, reputation and financial results, opportunities in the marketplace, our cost structure, investment in and growth of our business, our realignment plans, the timing, cost and impact of the 2020 Fit for Growth Plan, our and our clients’ shift to digital solutions and services and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the ongoing assessment of the ransomware attack, legal, reputational and financial risks resulting from cyberattacks, including the ransomware attack, the effectiveness of business continuity plans following the ransomware attack and during the COVID-19 pandemic, the impact of the COVID-19 pandemic, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Income From Operations, Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Our non-GAAP financial measures, Adjusted Operating Margin, Adjusted Income From Operations and Adjusted Diluted EPS exclude unusual items. Additionally, Adjusted Diluted EPS excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.

Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding certain costs provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures..

Investor Relations Contact:	Media Contact:
Katie Royce	Rick Lacroix
Global Head of Investor Relations	VP, Corporate Communications
201-679-2739	201-470-8961
Katie.Royce@cognizant.com	Richard.Lacroix@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$4,225	$4,110
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,747	2,575
Selling, general and administrative expenses	711	871
Restructuring charges	55	2
Depreciation and amortization expense	133	123
Income from operations	579	539
Other income (expense), net:
Interest income	41	48
Interest expense	(6)	(7)
Foreign currency exchange gains (losses), net	(102)	2
Other, net	(2)	1
Total other income (expense), net	(69)	44
Income before provision for income taxes	510	583
Provision for income taxes	(142)	(142)
Income (loss) from equity method investment	(1)	—
Net income	$367	$441
Basic earnings per share	$0.67	$0.77
Diluted earnings per share	$0.67	$0.77
Weighted average number of common shares outstanding - Basic	546	573
Dilutive effect of shares issuable under stock-based compensation plans	—	2
Weighted average number of common shares outstanding - Diluted	546	575

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$3,886	$2,645
Short-term investments	396	779
Trade accounts receivable, net	3,220	3,256
Other current assets	823	931
Total current assets	8,325	7,611
Property and equipment, net	1,322	1,309
Operating lease assets, net	927	926
Goodwill	4,014	3,979
Intangible assets, net	1,005	1,041
Deferred income tax assets, net	594	585
Long-term investments	433	17
Other noncurrent assets	809	736
Total assets	$17,429	$16,204
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$289	$239
Deferred revenue	354	313
Short-term debt	38	38
Operating lease liabilities	197	202
Accrued expenses and other current liabilities	1,994	2,191
Total current liabilities	2,872	2,983
Deferred revenue, noncurrent	42	23
Operating lease liabilities, noncurrent	734	745
Deferred income tax liabilities, net	31	35
Long-term debt	2,430	700
Long-term income taxes payable	478	478
Other noncurrent liabilities	229	218
Total liabilities	6,816	5,182
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 541 and 548 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	41	33
Retained earnings	10,831	11,022
Accumulated other comprehensive income (loss)	(264)	(38)
Total stockholders’ equity	10,613	11,022
Total liabilities and stockholders’ equity	$17,429	$16,204

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
GAAP income from operations	$579	$539
Realignment charges(a)	20	2
2020 Fit for Growth Plan restructuring charges(b)	35	—
COVID-19 Charges(c)	6	—
Incremental accrual related to the India Defined Contribution Obligation(d)	—	117
Adjusted Income From Operations	$640	$658

GAAP operating margin	13.7%	13.1%
Realignment charges	0.5	—
2020 Fit for Growth Plan restructuring charges	0.8	—
Covid-19 Charges	0.1	—
Incremental accrual related to the India Defined Contribution Obligation	—	2.9
Adjusted Operating Margin	15.1%	16.0%

GAAP diluted earnings per share	$0.67	$0.77
Effect of above adjustments, pre-tax	0.11	0.20
Non-operating foreign currency exchange (gains) losses, pre-tax(e)	0.19	(0.01)
Tax effect of above adjustments (f)	(0.01)	(0.05)
Adjusted Diluted Earnings Per Share	$0.96	$0.91
Notes:
(a)During the three months ended March 31, 2020, we incurred realignment charges that include $6 million in employee retention costs and $14 million in professional fees. The total costs related to the realignment are reported in "Restructuring charges" in our unaudited consolidated statements of operations.
(b)During the three months ended March 31, 2020, we incurred restructuring charges as part of our 2020 Fit for Growth Plan that include $26 million in employee separation costs, $5 million in facility exit costs and $4 million in employee retention costs. These charges include $11 million of costs incurred related to our exit from certain content-related services. The total costs related to the 2020 Fit for Growth Plan are reported in "Restructuring charges" in our unaudited consolidated statements of operations.
(c)During the three months ended March 31, 2020, we incurred costs in response to the COVID-19 pandemic that include a one-time bonus to our employees at the designation of associate and below in both India and the Philippines and costs to enable our employees to work remotely and provide medical staff and extra cleaning services for our facilities. Substantially all of the costs related to the pandemic are reported in "Cost of revenues" in our unaudited consolidated statements of operations.
(d)During the three months ended March 31, 2019, a ruling of the Supreme Court of India interpreting certain statutory defined contribution obligations of employees and employers (the “India Defined Contribution Obligation”) altered historical understandings of such obligations, extending them to cover additional portions of the employee’s income. As a result, the ongoing contributions of our affected employees and the Company have increased. In the first quarter of 2019, we accrued $117 million with respect to prior periods, assuming retroactive application of the Supreme Court’s ruling. There is significant uncertainty as to how the liability should be calculated as it is impacted by multiple variables, including the period of assessment, the application with respect to certain current and former employees and whether interest and penalties may be assessed. Since the ruling, a variety of trade associations and industry groups have advocated to the Indian government, highlighting the harm to the information technology sector, other industries and job growth in India that would result from a retroactive application of the ruling. It is possible that the Indian government will review the matter and there is a substantial question as to whether the Indian government will apply the Supreme Court’s ruling on a retroactive basis. As such, the ultimate amount of our obligation may be materially different from the amount accrued. The incremental accrual related to the India Defined Contribution Obligation is reported in "Selling, general and administrative expenses" in our unaudited consolidated statement of operations.

(e)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations.
(f)Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended March 31
	2020	2019
	(in millions)
Non-GAAP income tax benefit (expense) related to:
Realignment charges	$5	$—
2020 Fit For Growth plan restructuring charges	9	—
COVID-19 Charges	2	—
Foreign currency exchange gains and losses	(10)	1
Incremental accrual related to the India Defined Contribution Obligation	—	31
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.

Reconciliations of net cash
(in millions)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$3,886	$2,645
Short-term investments(a)	396	779
Less:
Short-term debt	38	38
Long-term debt	2,430	700
Net cash	$1,814	$2,686
Notes:
(a)As of December 31, 2019, $414 million in restricted time deposits were classified as short-term investments. As of March 31, 2020, the restricted deposits in the amount of $393 million were reclassified to long-term investments and therefore are not included in net cash as of that date.

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended March 31, 2020
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,451	34.3%	1.0%	1.8%
Healthcare	1,194	28.3%	2.5%	2.7%
Products and Resources	954	22.6%	4.4%	5.3%
Communications, Media and Technology	626	14.8%	5.2%	6.3%
Total Revenues	$4,225		2.8%	3.5%

Revenues by Geography:
North America	$3,190	75.5%	2.1%	2.2%
United Kingdom	337	8.0%	2.4%	4.1%
Continental Europe	437	10.3%	7.9%	10.5%
Europe - Total	774	18.3%	5.4%	7.6%
Rest of World	261	6.2%	3.2%	7.6%
Total Revenues	$4,225		2.8%	3.5%

Employee Metrics:	March 31, 2020	March 31, 2019
Number of employees	291,700	285,800

Notes:
(a)Constant currency revenue growth is not a measurement of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures” for more information.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$367	$441
Adjustments for non-cash income and expenses	316	150
Changes in assets and liabilities	(186)	(322)
Net cash provided by operating activities	497	269
Cash flows from investing activities:
Purchases of property and equipment	(112)	(106)
Net (purchases) sales of investments	(74)	659
Payments for business combinations, net of cash acquired	(86)	(197)
Net cash (used in) provided by investing activities	(272)	356
Cash flows from financing activities:
Repurchases of common stock	(511)	(771)
Repayment of term loan borrowings and finance lease obligations	(13)	(2)
Borrowings under the revolving credit facility	1,740	—
Dividends paid	(121)	(116)
Issuance of common stock under stock-based compensation plans	40	50
Net cash provided by (used in) financing activities	1,135	(839)
Effect of exchange rate changes on cash and cash equivalents	(119)	3
Increase (decrease) in cash and cash equivalents	1,241	(211)
Cash and cash equivalents, beginning of period	2,645	1,161
Cash and cash equivalents, end of period	$3,886	$950

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	March 31, 2020	March 31, 2019
Number of shares repurchased	8.5	9.5

Remaining authorized balance	$1,858

Reconciliation of Free Cash Flow Non-GAAP Financial Measure
(in millions)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$497	$269
Purchases of property and equipment	(112)	(106)
Free cash flow	$385	$163